UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

CAPMARK FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-146211	91-1902188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

116 Welsh Road Horsham, Pennsylvania		19044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 328-4622

Not applicable.
(Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 21, 2009, Capmark Financial Group Inc. (the “Company”) entered into Amendment No. 8 and Waiver to the Bridge Loan Agreement (“Bridge Loan Amendment 8”), among the Company, the financial institutions and other institutional lenders party thereto, and Citicorp North America, Inc., as administrative agent.  Bridge Loan Amendment 8 amends the Bridge Loan Agreement, dated as of March 23, 2006, among the Company, the financial institutions and other institutional lenders party thereto, and Citicorp North America, Inc., as administrative agent, as amended by Amendment No. 1 to the Bridge Loan Agreement dated as of December 7, 2006, Amendment No. 2 to the Bridge Loan Agreement dated as of June 30, 2008, Amendment No. 3 to the Bridge Loan Agreement dated March 23, 2009, Amendment No. 4 to the Bridge Loan Agreement dated March 24, 2009, Amendment No. 5 to the Bridge Loan Agreement dated April 9, 2009, Amendment No. 6 and Waiver to the Bridge Loan Agreement dated April 20, 2009 and Amendment No. 7 and Waiver to the Bridge Loan Agreement dated May 8, 2009 (as amended, the “Bridge Loan Agreement”).

Bridge Loan Amendment 8 further extends the maturity date of the bridge loan to May 29, 2009 with respect to the holders of 100% of the outstanding principal balance under the Bridge Loan Agreement (the “Extending Lenders”).

The Extending Lenders have also agreed to waive solely for the period beginning on May 21, 2009 through May 29, 2009 any event of default arising directly from the Company’s failure to maintain, pursuant to Section 6.1 of the Bridge Loan Agreement, the Total Consolidated Indebtedness to Total Capitalization at the last day of each of the fiscal quarters ended December 31, 2008 and March 31, 2009 at a ratio not greater than 0.87 to 1.0, in each case without giving effect to ARB51, FIN 46(R) or FAS 66 in each case in relation to the Company’s affordable tax credit syndication business (the “Bridge Loan Financial Covenant Non-Compliance Event of Default”).  In addition, the Company also agreed to negotiate in good faith with the lenders to finalize, no later than May 29, 2009, the amendments to the Credit Agreement (as defined below) and the Bridge Loan Agreement and the definitive documentation for the “facility” described in the commitment letter dated on or about May 6, 2009.

The Majority Lenders also agreed to forbear (and to instruct the Agent to forbear) from exercising any right or remedy under the Bridge Loan Agreement as a result of the occurrence and continuance of any event of default arising from the Bridge Loan Financial Covenant Non-Compliance Event of Default.

On May 21, 2009, the Company entered into Waiver No. 3 to the Credit Agreement (“Waiver No. 3”), dated as of March 23, 2006, among the Company, certain subsidiaries of the Company, the financial institutions and other institutional lenders party thereto, and Citibank N.A., as administrative agent, as amended by Amendment No. 1 to the Credit Agreement dated as of April 17, 2007, Amendment No. 2 to the Credit Agreement dated as of June 30, 2008, Waiver to the Credit Agreement dated as of April 20, 2009 and Waiver No. 2 to the Credit Agreement dated as of May 8, 2009 (as amended, the “Credit Agreement”).

Pursuant to Waiver No. 3, the required lenders under the Credit Agreement have agreed to waive any event of default arising directly from the Company’s failure to maintain, pursuant to Section 6.1 of the Credit Agreement, the Total Consolidated Indebtedness to Total Capitalization at the last day of each of the fiscal quarters ended December 31, 2008 and March 31, 2009 at a ratio not greater than 0.87 to 1.0, in each case without giving effect to ARB51, FIN 46(R) or FAS 66 in each case in relation to the Company’s affordable tax credit syndication business (the “Credit Agreement Financial Covenant Non-Compliance Event of Default”).  Waiver No. 3 is effective through May 29, 2009.  Waiver No. 3 also provides that the Company will negotiate in good faith with the lenders to finalize, no later than May 29, 2009, the amendments to the Credit Agreement and to the Bridge Loan Agreement and the definitive documentation for the “facility” described in the commitment letter dated on or about May 6, 2009.

The required lenders also agreed to forbear (and to instruct the Agent to forbear) from exercising any right or remedy under the Credit Agreement as a result of any event of default arising from the Credit Agreement Financial Covenant Non-Compliance Event of Default.

The foregoing descriptions of Bridge Loan Amendment 8 and Waiver No. 3 do not purport to be complete and are qualified in their entirety by reference to the full texts of Bridge Loan Amendment 8 and Waiver No. 3, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 8.01 Other Events.

On May 21, 2009, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Amendment No. 8 and Waiver to the Bridge Loan Agreement, dated as of May 21, 2009, among the Company, the financial institutions and other institutional lenders party thereto, and Citicorp North America, Inc., as administrative agent.

10.2

Waiver No. 3 to the Credit Agreement, dated as of May 21, 2009, among the Company, certain subsidiaries of the Company, the financial institutions and other institutional lenders party thereto, and Citibank N.A., as administrative agent.

99.1	Press Release dated May 21, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capmark Financial Group Inc.

/s/ Thomas L. Fairfield
Date: May 28, 2009	Name:	Thomas L. Fairfield
	Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 8 and Waiver to the Bridge Loan Agreement, dated as of May 21, 2009, among the Company, the financial institutions and other institutional lenders party thereto, and Citicorp North America, Inc., as administrative agent.

10.2

Waiver No. 3 to the Credit Agreement, dated as of May 21, 2009, among the Company, certain subsidiaries of the Company, the financial institutions and other institutional lenders party thereto, and Citibank N.A., as administrative agent.

99.1	Press Release dated May 21, 2009.